SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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☐ Preliminary Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

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MASSBANK CORP.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE
ELECTION OF DIRECTORS
Board and Committee Meetings
Principal Stockholders
Executive Compensation
Summary of Compensation
Option Grants
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value
Comparative Stock Performance by the Corporation
Comparison of Five Year Cumulative Total Return
Comparison of Ten Year Cumulative Total Return
Comparison of Fifteen Year Cumulative Total Return
Employment Agreements
Pension Plan
Executive Supplemental Retirement Agreement
REPORT OF THE AUDIT COMMITTEE
Report:
Fees Paid to Independent Auditors
REPORT OF THE COMPENSATION AND OPTION COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
CORPORATE GOVERNANCE
OTHER MATTERS
Exhibit A
CORPORATE GOVERNANCE GUIDELINES
PROXY

MASSBANK CORP.

123 Haven Street

Reading, Massachusetts 01867

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 22, 2003

To the Stockholders of

     MASSBANK CORP.:

      The Annual Meeting of Stockholders of MASSBANK Corp. will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 22, 2003 at 10:00 a.m. (together with all adjournments and postponements thereof, the “Annual Meeting”), for the following purposes:

1. To consider and act upon a proposal to elect four Directors to serve until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2. To consider and act upon any other matters which may properly come before the Annual Meeting.

      Only stockholders of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

ROBERT S. CUMMINGS, Secretary

Reading, Massachusetts

March 27, 2003

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

MASSBANK CORP.

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 22, 2003

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MASSBANK Corp. (the “Corporation”) for the Annual Meeting of Stockholders of the Corporation, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will consider and act upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

      Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on February 28, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 4,551,176 shares of common stock, par value $1.00 per share (“Common Stock”), and the holders thereof on that date are entitled to one vote for each share held by them.

      The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Corporation intends to count abstentions and broker non-votes as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker or other nominee does not have discretionary voting power as to the proposal and has not received voting instructions from the beneficial owner.

      A quorum being present, Directors will be elected by a plurality of the votes cast. Votes may only be cast in favor or withheld from the nominees; there is no ability to abstain. Accordingly, votes that are withheld and broker non-votes will have no effect on the results of the vote for the election of Directors.

      The cost of soliciting proxies will be borne by the Corporation. The solicitation of proxies by mail may be followed by the solicitation of certain stockholders by officers or regular employees of the Corporation by telephone or oral communication. The enclosed proxy, if executed and returned, may be revoked at any time before it has been exercised (i) by delivery of a revocation in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867), (ii) by delivering a later-dated proxy, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

      Stockholders are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Director set forth herein. It is not anticipated that any other matters than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is March 27, 2003. The Corporation’s 2002 Annual Report, including financial statements for the fiscal year ended December 31, 2002, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

      In accordance with the Corporation’s Restated Certificate of Incorporation and By-Laws, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised as follows:

Class I:	Messrs. Brandi, Carr, Cummings and Schurian, who were elected to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

Class II:	Ms. Pettinelli, Mr. Bufferd and Dr. Stackhouse, who were elected to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

Class III:	Messrs. Bedell, Costello, Lapidus and Marshall, who were elected to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified.

      The Nominating Committee of the Board of Directors has nominated the existing three Class II Directors as well as Kathleen M. Camilli for election at the Annual Meeting to serve until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of Ms. Camilli, Ms. Pettinelli, Mr. Bufferd and Dr. Stackhouse will stand for election at the Annual Meeting as Class II Directors.

      Unless otherwise noted thereon, proxies solicited hereby which are executed and returned on a timely basis will be voted for the election of the Board of Directors’ nominees. The Corporation believes that each nominee for Director will be able to serve. If one or more of such nominees should be unable to serve, the individuals named in the enclosed proxy will vote for such other person or persons, if any, as the Board of Directors at the time may recommend to serve in place of the person or persons unable to serve.

      The Board of Directors recommends that stockholders vote FOR the election of its nominees.

      Set forth below is information regarding (i) the nominees for election as Class II Directors at the Annual Meeting and (ii) all other Directors of the Corporation.

Mathias B. Bedell	Retired as President of Bedell Brothers Insurance Agency

Mr. Bedell, 70, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1965. Mr. Bedell is also a member of the Executive Committee of the Corporation and a Director and Executive Committee member of MASSBANK (the “Bank”), the Corporation’s principal subsidiary. He also serves on the Insurance Committee of the Corporation and as Chairman of the Compensation and Option Committee of the Corporation.

Gerard H. Brandi	Chairman of the Board, President and Chief Executive Officer, MASSBANK Corp. and MASSBANK

Mr. Brandi, 54, has served as a Director since 1986. He first joined a predecessor bank in 1975 and became a Trustee in 1978. He has served the Bank and the Corporation in various capacities over the past twenty-seven years. Mr. Brandi was named President of the Corporation and the Bank in 1986, Chief Executive Officer in 1992 and Chairman in 1993. Mr. Brandi is also Chairman of the Executive Committees of the Corporation and the Bank, a member of the Risk Management and Asset/ Liability Committee of the Corporation and a member of the Trust Committee of the Bank. He is a Director of the Depositors Insurance Fund, Director and member of the Audit Committee of the New England Automated Clearing House and Director and member of the Audit Committee and Finance Committee of the Connecticut On Line Computer Center. He also serves as President and Director of the Lowell Development and Financial Corp., Director and member of the Executive Committee of the Lowell Plan, Treasurer and Director of the Massachusetts Society for the Prevention of Cruelty to Animals and Chairman of the Audit Committee and Investment Committee, Massachusetts State Chairman of the American Bankers Association, and Director and member of the Executive Committee of the Savings Banks Employees Retirement Association and Chairman of its Investment Committee.

Allan S. Bufferd	Treasurer, Massachusetts Institute of Technology

Mr. Bufferd, 65, has served as a Director since 1995. He is also a member of the Risk Management and Asset/ Liability Committee of the Corporation. Mr. Bufferd serves as a Trustee of the Beth Israel Deaconess Medical Center, a Trustee of the Whiting Foundation and Chairman of the Board of Trustees of Wheelock College. He is also a member of the Investment Subcommittee of the Commonwealth of Massachusetts Pension Retirement Investments Trust and of the Investment Advisory Board of the Alaska Permanent Fund Corporation. In addition, he is the Chairman of the Harvard Cooperative Society and a Director of the Harvard Cooperative Society, MASCO, CRICO, Adveq (Switzerland) and Explorations, Inc. Mr. Bufferd serves on the compensation committee of the Harvard Cooperative Society, Beth Israel Deaconess Medical Center, Wheelock College, CRICO, Adveq, Explorations, Inc. and Greylock Management Company.

Kathleen M. Camilli	Independent Economist

Ms. Camilli, 44, is an independent economist and has worked for over 15 years in various capacities for a number of banks including Drexel Burnham Lambert, Chase Manhattan Bank and the Federal Reserve Bank of New York. Ms. Camilli was most recently Director of Economic Research for Tucker Anthony, a securities brokerage firm which specialized in investment banking and asset management. Ms. Camilli has received recognition for her economic forecasting from The Wall Street Journal, and has been widely quoted in the financial press.

Peter W. Carr	Retired as Vice President/ Finance of Guilford Transportation Industries

Mr. Carr, 72, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1980. Mr. Carr is also the Chairman of the Audit Committee of the Corporation.

Alexander S. Costello	Teacher, Brooks School

Mr. Costello, 49, has served as a Director since 1993. He is a member of the Audit Committee of the Corporation. Mr. Costello was the Chairman of the Board of Directors of The Lowell Plan, a non-profit organization dedicated to the revitalization of the City of Lowell, and is a member of the Board of Governors of Saints’ Memorial Hospital of Lowell. Mr. Costello was also the former Editorial Page Editor of the Lowell Sun.

Robert S. Cummings	Attorney, Senior Counsel of Nixon Peabody LLP

Mr. Cummings, 72, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1979. Mr. Cummings is Secretary of the Corporation, a member of the Executive Committee of the Corporation and a Director and member of the Executive Committee of the Bank. He also serves on the Compensation and Option Committee of the Corporation and as Chairman of the Trust Committee of the Bank. Mr. Cummings is a Trustee and Secretary of Hallmark Healthcare, Chairman of the Commissioners of Trust Funds of the Town of Reading, Chairman and Director of the Massachusetts Society for the Prevention of Cruelty to Animals, President, Director and Executive Committee member of the World Society for the Prevention of Cruelty to Animals and a member of the Board of Directors of the Burbank YMCA and a Director of the New England Deaconess Association.

Leonard Lapidus	Banking and Bank Regulation Consultant

Mr. Lapidus, 73, has served as a Director since 1994. He is a member of the Risk Management and Asset/ Liability Committee of the Corporation. Mr. Lapidus served as a Director of the Bank from 1994 to 1995. Mr. Lapidus served from 1981 to 1994 as President of the Depositors Insurance Fund, a fund established under Massachusetts law to provide deposit insurance to Massachusetts savings banks. From 1995 to 1999, he was a United States Government official who advised, and arranged to place advisors with, the governments of former Soviet bloc countries and emerging nations to help them reform their banking and bank regulatory systems. Since June 1999, Mr. Lapidus has been a self-employed consultant on banking and bank regulatory systems.

Stephen E. Marshall	Retired as President and Treasurer, C. H. Cleaves Insurance Agency, Inc.

Mr. Marshall, 64, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Mr. Marshall is also Chairman of the Insurance Committee of the Corporation. Mr. Marshall serves as a Director of C.H. Cleaves Insurance Agency, Inc. Mr. Marshall’s affiliations include the Professional Insurance Agents of Massachusetts. Mr. Marshall is associated with various local charitable, civic and church organizations.

Nancy L. Pettinelli	Executive Director, Visiting Nurse Association of Greater Lowell, Inc.

Ms. Pettinelli, 56, has served as a Director since October 1998. She is a member of the Compensation and Option Committee and the Insurance Committee of the Corporation. Ms. Pettinelli was the Director of Clinical Services for the Visiting Nurse Association of Greater Lowell, Inc. from 1986 through April 1995 and has served as its Executive Director thereafter. Ms. Pettinelli serves as President of the Board of Directors of The Home and Healthcare Association of Massachusetts, Inc. and on the Board of Directors of The Visiting Nurse Associations of New England, Inc.

Herbert G. Schurian	Certified Public Accountant

Mr. Schurian, 66, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1973. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. He is Chairman of the Risk Management and Asset/ Liability Committee and a member of the Audit Committee of the Corporation. Mr. Schurian is associated with various professional, civic and local charitable organizations.

Donald B. Stackhouse, D.M.D.	Retired as President of Dental Health Concepts

Dr. Stackhouse, 71, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is also a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Dr. Stackhouse is a former Clinical Professor in Graduate Prothodontics at Tufts University and a Director of the L.D. Pankey Dental Institute.

      The following chart shows the number of shares of the Corporation’s Common Stock beneficially owned by each Director or nominee and each named executive officer of the Corporation as of January 17, 2003.

	Shares of
	Common Stock
	Beneficially		Percent of
Name	Owned(1)		Class(2)

Mathias B. Bedell	38,415	(3)	*
Gerard H. Brandi	250,309	(4)(5)	5.4%
Allan S. Bufferd	8,475	(6)	*
Kathleen M. Camilli	—		*
Peter W. Carr	25,125	(6)	*
David F. Carroll	50,766	(5)(6)	1.1%
Reginald E. Cormier	63,951	(5)	1.4%
Alexander S. Costello	13,125		*
Robert S. Cummings	26,850		*
Leonard Lapidus	10,274		*
Stephen E. Marshall	14,589	(7)	*
Nancy L. Pettinelli	3,750		*
Herbert G. Schurian	32,550	(8)	*
Dr. Donald B. Stackhouse	33,710	(9)	*
Donald R. Washburn	68,735	(5)(10)	1.5%
Donna H. West	54,606	(5)(11)	1.2%
All Directors and executive officers as a group (17 persons)	716,754	(5)(12)	14.9%

*	Less than 1%.

(1)	Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed Directors and executive officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Corporation’s 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan: Mr. Bedell, 15,750 shares; Mr. Brandi, 36,750 shares; Mr. Bufferd, 7,875 shares; Mr. Carr, 11,625 shares; Mr. Carroll, 24,625 shares; Mr. Cormier, 17,612 shares; Mr. Costello, 11,625 shares; Mr. Cummings, 15,750 shares; Mr. Lapidus, 9,875 shares; Mr. Marshall, 13,275 shares; Ms. Pettinelli, 3,750 shares; Dr. Stackhouse, 14,500 shares; Mr. Washburn, 26,125 shares; and Ms. West, 21,125 shares, respectively. Does not include the following number of units of securities (contracts issued to the holder under the Corporation’s Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of the Corporation’s Common Stock: Mr. Bedell, 10,441 units; Mr. Bufferd, 1,064 units; Mr. Cummings, 10,441 units; Mr. Lapidus, 1,076 units; Mr. Marshall, 730 units and Ms. Pettinelli 577 units.

(2)	Calculated on the basis of 4,564,676 outstanding shares as of January 17, 2003.

(3)	Includes 5,526 shares owned by Mr. Bedell’s spouse, as to which shares Mr. Bedell disclaims beneficial ownership.

(4)	Includes 1,447 shares held by Mr. Brandi as custodian for various nieces and nephews and 16,773 shares owned by Mr. Brandi’s spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 146,239 shares owned jointly with Mr. Brandi’s spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

(5)	Includes shares allocated to the accounts of executive officers under the Bank’s Employee Stock Ownership Plan (the “ESOP”). The number of such allocated shares included in the above table is as follows: Mr. Brandi — 25,572; Mr. Carroll — 11,260; Mr. Cormier — 9,878; Mr. Washburn — 12,472; Ms. West — 11,753; and all executive officers as a group (six persons) — 75,834.

(6)	Voting and investment power for these shares (other than shares which may be acquired through the exercise of options as described above) is shared with spouse as to all shares indicated.

(7)	Includes 1,125 shares owned jointly with Mr. Marshall’s spouse, with respect to which shares Mr. and Mrs. Marshall share voting and investment power.

(8)	Includes 31,650 shares owned jointly by Mr. Schurian’s spouse and daughter and 600 shares owned by his spouse and son, as to all of which shares Mr. Schurian disclaims beneficial ownership.

(9)	Includes 12,750 shares owned by Dr. Stackhouse’s spouse, as to which shares Dr. Stackhouse disclaims beneficial ownership.

(10)	Includes 3,600 shares owned jointly with Mr. Washburn’s spouse, with respect to which shares Mr. and Mrs. Washburn share voting and investment power.

(11)	Includes 741 shares held by Ms. West as custodian for her minor grandchildren, as to which shares Ms. West disclaims beneficial ownership.

(12)	Includes 243,887 shares that such persons have the right to acquire through the exercise of options granted pursuant to the Corporation’s 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan.

Board and Committee Meetings

      During 2002, the Board of Directors of the Corporation held four meetings, the Executive Committee of the Corporation held ten meetings, the Audit Committee of the Corporation held four meetings and the Compensation and Option Committee of the Corporation held two meetings. During 2002, each incumbent Director attended at least 75% of the aggregate number of meetings of the Corporation’s Board of Directors and of the committees of which he or she was a member.

      The Executive Committee of the Corporation consists of Messrs. Bedell, Brandi, Cummings, Marshall and Schurian and Dr. Stackhouse and is vested with the authority of the Board of Directors in most matters between Board meetings. The Audit Committee of the Corporation is comprised solely of independent directors consisting of Messrs. Carr, Costello and Schurian and is responsible for, among other matters, reviewing the Corporation’s financial statements and the scope of the audit, reviewing the Corporation’s internal financial and accounting controls, the appointment of the Corporation’s independent auditors and the pre-approval of both the external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. In addition, the Audit Committee generally oversees the Company’s internal compliance programs. The Compensation and Option Committee of the Corporation is comprised solely of independent directors consisting of Messrs. Bedell and Cummings and Ms. Pettinelli. The Compensation and Option Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies which govern both annual compensation and incentive stock ownership programs for the employees of the Bank. The Corporation approved the formation of a Nominating Committee of the Board of Directors in January 2003. The Nominating Committee is responsible for selecting and nominating individuals for election as Directors and executive officers. The Nominating Committee consists solely of the non-

employee members of the Board of Directors of the Corporation. The Nominating Committee also considers the recommendation of any stockholder with respect to nominees for election to the Board if such recommendation is timely, in accordance with, and is accompanied by the information required by, the Corporation’s By-Laws. To make a recommendation, a stockholder should send the nominee’s name and supporting information to the Secretary of the Corporation at the Corporation’s principal offices. See “Stockholder Proposals.”

Principal Stockholders

      The following table sets forth information with respect to each holder who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation’s Common Stock as of December 31, 2002.

	Amount of	Percent of
	Beneficial Ownership of	Common Stock
Name and Address	Corporation’s Common Stock	Beneficially Owned(1)

Private Capital Management, Inc.(2)	465,884	10.2%
8889 Pelican Bay Blvd
Naples, FL 33940
Dimensional Fund Advisors Inc.(3)	284,048	6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Gerard H. Brandi(4)	250,309	5.4%
First Manhattan Co.(5)	238,707	5.2%
437 Madison Avenue
New York, NY 10022

(1)	Calculated on the basis of 4,564,676 outstanding shares as of January 17, 2003.

(2)	Private Capital Management, Inc. (“PCM”) is an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”). According to information provided by PCM together with a filing made by PCM with the Securities and Exchange Commission (the “SEC”) on Schedule 13G dated February 14, 2003, PCM, in its role as investment adviser, possessed as of February 17, 2003 shared voting power and shared dispositive power over the 465,884 above shares which had been purchased for the accounts of investment advisory clients of PCM. Bruce S. Sherman, CEO of PCM and Gregg J. Powers, President of PCM, are listed as reporting persons on the filing.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment adviser registered under the Advisers Act, which furnishes investment advice to four investment companies registered under the Investment Company Act and serves as investment manager to certain other investment vehicles (such investment companies and investment vehicles, collectively, the “Portfolios”). According to a filing made by it with the SEC on Schedule 13G dated February 10, 2003, Dimensional, in its role as investment adviser and investment manager, possesses sole voting power and sole dispositive power over the 284,048 above shares which are owned by the Portfolios and acknowledges that it may be deemed to be the beneficial owner of the shares; however, Dimensional disclaims beneficial ownership of the shares owned by the Portfolios.

(4)	Gerard H. Brandi is the Chairman of the Board, President and Chief Executive Officer of the Corporation. According to a filing made by Mr. Brandi with the SEC on Schedule 13G dated February 11, 2003, Mr. Brandi possesses sole voting power over 92,282 of the above shares, shared voting power over 141,254 of the above shares, sole dispositive power over 66,710 of the above shares and shared dispositive power over 141,254 of the above shares.

(5)	First Manhattan Co. (“First Manhattan”) is an investment adviser registered under the Advisers Act. According to a filing made by it with the SEC on Schedule 13G/ A dated February 14, 2003, First Manhattan possesses sole voting power over 204,507 of the above shares, shared voting power over 9,000 of the above shares, sole dispositive power over 204,507 of the above shares and shared dispositive power over 34,200 of the above shares.

Executive Compensation

      Until the Corporation becomes actively involved in other business, no separate compensation is being paid to the executive officers of the Corporation, all of whom are executive officers of the Bank and receive compensation as such.

Summary of Compensation

      The following table sets forth for the fiscal years ended December 31, 2002, 2001 and 2000, a summary of the compensation paid by the Bank to the Chief Executive Officer and the other four highest paid executive officers.

					Long Term Compensation

					Awards		Payouts
	Annual Compensation
					Restricted
				Other Annual	Stock	Securities	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Underlying	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	Options(#)	($)	($)(1)

Gerard H. Brandi	2002	432,000	7,500	(2)	–0–	1,500	–0–	78,334	(3)
Chairman, President and	2001	414,000	34,500	(2)	–0–	1,500	–0–	76,481	(3)
Chief Executive Officer	2000	400,000	50,000	(2)	–0–	3,750	–0–	93,660	(3)
Donald R. Washburn	2002	135,900	3,500	(2)	–0–	1,500	–0–	13,652	(4)
Senior Vice President,	2001	130,200	5,425	(2)	–0–	1,500	–0–	22,260	(4)
Lending	2000	123,600	11,124	(2)	–0–	3,000	–0–	10,300	(4)
Donna H. West	2002	136,200	3,500	(2)	–0–	1,500	–0–	13,674	(5)
Senior Vice President,	2001	130,200	5,425	(2)	–0–	1,500	–0–	22,694	(5)
Community Banking	2000	123,600	16,068	(2)	–0–	3,000	–0–	10,284	(5)
Reginald E. Cormier	2002	126,000	3,500	(2)	–0–	1,500	–0–	12,579	(6)
Senior Vice President,	2001	120,000	5,000	(2)	–0–	1,500	–0–	11,583	(6)
Treasurer and Chief	2000	110,400	14,352	(2)	–0–	3,000	–0–	9,067	(6)
Financial Officer
David F. Carroll	2002	107,400	2,500	(2)	–0–	1,500	–0–	10,749	(7)
Vice President,	2001	103,200	4,300	(2)	–0–	1,500	–0–	9,749	(7)
Operations	2000	99,000	8,910	(2)	–0–	1,500	–0–	7,548	(7)

(1)	Includes (i) the cash value of shares of MASSBANK Corp. Common Stock acquired by the ESOP and allocated to the named party (but excluding any allocation of dividends and interest thereunder), and (ii) such other items as are disclosed in individual footnotes below. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of the Common Stock on December 31 of the applicable year.

(2)	Perquisites did not exceed 10% of total salary and bonus.

(3)	Consists of the Bank’s payment of permanent life insurance premiums in the amount of $3,226 in each of 2002, 2001 and 2000 under Mr. Brandi’s executive supplemental retirement agreement, ESOP allocations valued at $16,408, $14,922 and $11,567 representing 580, 625 and 593 shares of Common Stock on

December 31, 2002, 2001 and 2000, respectively, determined in accordance with footnote 1 above, and contributions of $58,700, $58,333 and $78,867 to a rabbi trust for a deferred compensation program for Mr. Brandi in 2002, 2001 and 2000, respectively.

(4)	Consists of ESOP allocations of $13,652, $12,260 and $10,300 representing 482, 514 and 528 shares of Common Stock at December 31, 2002, 2001 and 2000, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 in 2001 to a rabbi trust for a deferred compensation program for Mr. Washburn.

(5)	Consists of ESOP allocations of $13,674, $12,694 and $10,284 representing 483, 532 and 527 shares of Common Stock at December 31, 2002, 2001 and 2000, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 in 2001 to a rabbi trust for a deferred compensation program for Ms. West.

(6)	Consists of ESOP allocations of $12,579, $11,583 and $9,067 representing 444, 485 and 465 shares of Common Stock at December 31, 2002, 2001 and 2000, respectively, determined in accordance with footnote 1 above.

(7)	Consists of ESOP allocations of $10,749, $9,749 and $7,548 representing 380, 408 and 387 shares of Common Stock at December 31, 2002, 2001 and 2000, respectively, determined in accordance with footnote 1 above.

Option Grants

      The following table sets forth certain information regarding options granted during 2002 to the Chief Executive Officer and the other executive officers named above.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Shares	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term
	Options	Employees	Base Price
Name	Granted	in Fiscal Year	Per Share	Expiration Date	5%	10%

Gerard H. Brandi	1,500	6.6%	$27.63	January 14, 2012	$26,065	$66,053
Chairman, President and Chief Executive Officer
Donald R. Washburn	1,500	6.6%	$27.63	January 14, 2012	$26,065	$66,053
Senior Vice President, Lending
Donna H. West	1,500	6.6%	$27.63	January 14, 2012	$26,065	$66,053
Senior Vice President, Community Banking
Reginald E. Cormier	1,500	6.6%	$27.63	January 14, 2012	$26,065	$66,053
Senior Vice President, Treasurer and Chief Financial Officer
David F. Carroll	1,500	6.6%	$27.63	January 14, 2012	$26,065	$66,053
Vice President,
Operations

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value

      The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2002 and in-the-money options held as of December 31, 2002 by the Chief Executive Officer and the other executive officers named above.

			Number of Shares	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options at	Options at
	Shares Acquired	Value	Fiscal Year End	Fiscal Year End
Name	on Exercise	Realized	Exercisable / Unexercisable	Exercisable / Unexercisable

Gerard H. Brandi	4,990	$91,982	37,985/0	$462,477/0
Chairman, President and Chief Executive Officer
Donald R. Washburn	2,625	$47,889	26,125/0	$292,044/0
Senior Vice President, Lending
Donna H. West	12,500	$191,971	18,500/0	$165,725/0
Senior Vice President, Community Banking
Reginald E. Cormier	8,437	$140,311	15,987/0	$123,715/0
Senior Vice President, Treasurer and Chief Financial Officer
David F. Carroll	7,500	$130,502	22,000/0	$235,744/0
Vice President, Operations

Comparative Stock Performance by the Corporation

Comparison of Five Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the Russell 2000 Stock Index and the NASDAQ Bank Index over a five-year period. The Russell 2000 is an index of 2000 small U.S. companies as determined by market capitalization. The Corporation has substituted the Russell 2000 Index for the S&P 500 Index because the Corporation was included in the Russell 2000 for the first time in 2002 (the table below lists the S&P 500 comparative data). The NASDAQ Bank Index is a broad based capitalization weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the SmallCap Market. The chart assumes a $100 investment was made on December 31, 1997 in the Common Stock of MASSBANK Corp., the stocks included in the NASDAQ Bank Index and the stocks included in the Russell 2000 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the indices that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

Comparison of Five Year Cumulative Total Return
Among MASSBANK Corp., the Russell 2000 Stock Index and the NASDAQ Bank Index

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

MASSBANK Corp.	$100.00	$84.08	$65.37	$67.54	$85.74	$104.73
NASDAQ Bank Index	$100.00	$89.74	$84.53	$99.50	$112.11	$119.82
Russell 2000 Stock Index	$100.00	$97.76	$118.64	$115.19	$118.21	$94.03
S&P 500 Index	$100.00	$128.58	$155.63	$141.46	$124.66	$97.12

Comparison of Ten Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a ten-year period. The chart assumes a $100 investment was made on December 31, 1992 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

Comparison of Ten Year Cumulative Total Return

Between MASSBANK Corp. and the S&P 500 Index

	12/31/92	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

MASSBANK Corp.	$100.00	$108.58	$108.35	$154.59	$190.86	$325.79	$273.93	$212.96	$220.05	$279.35	$341.20
S&P 500 Index	$100.00	$110.04	$111.49	$153.33	$188.51	$251.39	$323.23	$391.24	$355.62	$313.39	$244.16

(1)	This chart does not compare the performance of the Corporation’s Common Stock to the total return on the NASDAQ Bank Index and the Russell 2000 Index because the total return on the NASDAQ Bank Index and the Russell 2000 Index does not include the reinvestment of dividends prior to 1995.

     Comparison of Fifteen Year Cumulative Total Return

      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a fifteen-year period. The chart assumes a $100 investment was made on December 31, 1987 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

Comparison of Fifteen Year Cumulative Total Return
Between MASSBANK Corp. and the S&P 500 Index

	12/31/87	12/31/88	12/31/89	12/31/90	12/31/91	12/31/92	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/02	12/31/02

MASSBANK Corp.	$100.00	$138.93	$128.70	$98.27	$127.79	$250.53	$272.04	$271.44	$387.31	$478.16	$816.21	$686.29	$533.55	$551.30	$699.86	$854.83
S&P 500 Index	$100.00	$116.56	$153.41	$148.66	$193.85	$208.60	$229.54	$232.56	$319.85	$393.24	$524.40	$674.25	$816.11	$741.83	$653.73	$509.30

(1)	This chart does not compare the performance of the Corporation’s Common Stock to the total return on the NASDAQ Bank Index because the total return on the NASDAQ Bank Index and the Russell 2000 Index does not include the reinvestment of dividends prior to 1995.

Employment Agreements

      In 2002, the Corporation and the Bank amended and restated its employment agreements with Messrs. Brandi and Cormier and Ms. West and the Bank amended and restated its employment agreements with Messrs. Carroll and Washburn (each an “Employment Agreement” and collectively, the “Employment Agreements”). These Employment Agreements supercede and replace the employment agreements as well as the executive severance agreements that the Corporation and/or the Bank previously had in effect with these officers. Also in 2002, the Bank entered into an employment agreement with Mr. Queeney. Pursuant to the Employment Agreements, each officer will devote his or her full business time and best efforts to the business and affairs of the Corporation and/or the Bank, as the case may be.

      The term of the Employment Agreement with Mr. Brandi is three years, with a daily automatic extension of an additional one day for a continuous remaining term of three years unless either Mr. Brandi or the Corporation and the Bank gives notice of intent not to extend the term of the agreement. The term of the Employment Agreements with each of Ms. West and Messrs. Cormier, Carol, Queeney and Washburn is two years, with a daily automatic extension of an additional one day for a continuous remaining term of two years unless either the respective officer or the Corporation and/or the Bank, as the case may be, gives notice of intent not to extend the term of the agreement. Pursuant to the Employment Agreements, Mr. Brandi, Mr. Cormier, Ms. West, Mr. Carroll, Mr. Queeney and Mr. Washburn are paid current annual base salaries of $447,000, $130,800, $141,300, $107,400, $74,100 and $141,000, respectively.

      Under the respective Employment Agreements, the Corporation or the Bank, as the case may be, may terminate the officer’s employment, without incurring any continuing obligations to him or her, at any time, for “cause,” as defined in the Employment Agreements. In addition, the Employment Agreements provide generally that if the Corporation or the Bank, as the case may be, were to terminate the officer’s employment for any reason other than for cause, or, solely with respect to Mr. Brandi, he were to terminate his employment for “good reason,” as defined in his Employment Agreement, the officer would be entitled to a severance payment from the Corporation or the Bank, as the case may be. This severance payment would be approximately equal to three times the sum of the officer’s current base compensation and most recent bonus (or average bonus if higher), plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. The severance amount payable to Mr. Brandi in the foregoing situations would also include an additional payment approximately equal to 60% of the difference between Mr. Brandi’s current compensation and the current year’s compensation limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”). In the case of Mr. Carroll and Mr. Queeney, however, their severance payments from the Bank are approximately equal to two times the sum of the officer’s current base compensation and most recent bonus (or average bonus if higher), plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of two years.

      The Employment Agreements also generally provide that if there were a “Change in Control” of the Corporation, and if at any time during the two-year period following the Change in Control, either the Corporation or the Bank, as the case may be, were to terminate the employment of any of the officers for any reason other than for “cause” of if any of the officers were to terminate his or her employment for “good reason,” including a substantial adverse change in his or her title, or responsibilities or a reduction in his or her annual base salary, the officer would be entitled to receive a change in control payment, instead of a severance payment. In the case of Mr. Brandi, however, the change in control payment would be the same as his severance payment described above. In the case of the other officers, the change in control payment would be approximately equal to three times his or her average compensation over the five previous years of his or her employment with the Corporation or the Bank, plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. For purposes of the Employment Agreements, a “Change in Control” is generally deemed to have occurred when (i) a person or group acquires beneficial ownership of

50% or more of the Common Stock of the Corporation, (ii) as a result of a tender offer, proxy contest, merger or similar transaction, persons who were Directors before such transaction cease to constitute at least a majority of the Board of Directors of the Corporation, or (iii) the stockholders of the Corporation approve a merger, a plan of liquidation or an agreement for the sale of all or substantially all of the Corporation’s assets.

      Generally, any payments to Mr. Cormier, Ms. West, Mr. Carroll, Mr. Queeney or Mr. Washburn under the Employment Agreements are subject to reduction if such payments are non-deductible by the Corporation or the Bank as a result of Section 280G of the Code. In the case of Mr. Brandi, however, if any payments under his Employment Agreement are non-deductible by the Corporation or the Bank and are subject to an excise tax to Mr. Brandi as a result of Section 4999 of the Code, then Mr. Brandi is entitled to an additional gross-up payment in an amount such that after Mr. Brandi pays all taxes on such gross-up payment, he will retain an amount equal to the excise tax imposed upon the payments.

      The Employment Agreements also contain provisions that generally prevent the officers from competing with the Bank or the Corporation, attempting to hire employees of the Bank or the Corporation or encouraging any customer to terminate its relationship with the Bank or the Corporation during the term of the officer’s employment. In addition, generally this provision will continue to apply for up to three years (two years in the case of Mr. Carroll and Mr. Queeney) after the officer’s employment with the Bank or the Corporation is terminated.

Pension Plan

      The Bank provides a retirement plan for all of its eligible employees through the Savings Banks Employees Retirement Association (“SBERA”), an unincorporated association of savings banks operating within Massachusetts and other organizations which provide services to or for savings banks.

      The following table illustrates annual minimum pension benefits for retirement at age 65 under the most advantageous plan provisions (in effect for the plan year November 1, 2002 — October 31, 2003) available for various levels of compensation and years of service. The figures in this table are calculated on the basis of a straight-life annuity and are based on the assumption that the plan continues in its present form. The benefits are not subject to any deduction for Social Security or other offset amounts.

	Annual Pension Benefit Based on Years of Service

Average				25 Years
Compensation(1)(2)(3)	10 Years	15 Years	20 Years	or More

$100,000	$18,767	$28,151	$37,534	$46,918
120,000	22,967	34,451	45,934	57,418
140,000	27,167	40,751	54,334	67,918
170,000	33,467	50,201	66,934	83,668
200,000	39,767	59,651	79,534	99,418

(1)	Benefit based on 1.50% of Final Three Year Average Earnings up to Covered Compensation plus 0.60% of Average Earnings over Covered Compensation for each of the first 25 Years of Service.

(2)	Based on age 65 retirement in 2002.

(3)	Under applicable federal laws, the maximum compensation that may be used for plan years beginning in 2002 to calculate benefits under the Bank’s retirement plan is $200,000.

      Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West will have an estimated 38, 29, 25, 35 and 35 credited years of service, respectively, under the plan at age 65.

Executive Supplemental Retirement Agreement

      The Corporation and the Bank have entered into an Executive Supplemental Retirement Agreement with Mr. Brandi. The Executive Supplemental Retirement Agreement provides in general for monthly payments upon retirement and for monthly payments to a beneficiary in lieu of retirement payments if Mr. Brandi dies prior to his retirement. Mr. Brandi’s agreement provides for 180 monthly payments of $2,500 upon his retirement and 120 monthly payments of $3,000 in the case of his death prior to retirement. The agreement is substantially funded by an insurance policy owned by the Bank on the life of Mr. Brandi.

REPORT OF THE AUDIT COMMITTEE

      The Corporation’s Audit Committee met four times. As noted earlier, the members of the Company’s Audit Committee during 2002 were Messrs. Carr, Costello and Schurian. The Audit Committee, among other things, is responsible for the appointment of the Corporation’s independent auditors and the pre-approval of both annual external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. Furthermore, the Audit Committee selects independent public accountants, reviews the financial statements and the scope of the independent annual audit, reviews and reassesses the adequacy of the Audit Committee’s charter, reviews the independence of the independent public accountants, monitors internal financial and accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors.

Report:

      The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the auditors’ independence.

      Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

      The Board of Directors has determined that the members of the Audit Committee are “independent” under the rules of Nasdaq. The Audit Committee has adopted a written charter.

      During the year ended December 31, 2002 the Corporation was billed for the following fees by KPMG LLP:

Fees Paid to Independent Auditors

Audit fees for fiscal year 2002	$130,000
Financial information systems design and implementation fees	$0
Tax advice and preparation fees	$22,900
Information Systems Technology Audit	$30,235
ESOP Audit	$4,000

      The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence.

Members of the Audit Committee:

Peter W. Carr

Alexander S. Costello
Herbert G. Schurian

REPORT OF THE COMPENSATION AND OPTION COMMITTEE

      The Compensation and Option Committee (the “Committee”) of the Board of Directors of the Corporation is comprised of the following non-employee Directors: Mathias B. Bedell (Chairman), Robert S. Cummings and Nancy L. Pettinelli. The Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executive officers who contribute to the success of the Bank.

Structure of Compensation

      Compensation paid to the Bank’s Chief Executive Officer (“CEO”) and other executive officers consists primarily of the following elements: base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option awards, as discussed below.

Base Salary

      Several factors determine base salary, including the Corporation’s performance, individual performance, compensation paid in prior years and compensation of officers employed by similar institutions. The Committee reviews competitive salary information from independent surveys. The Committee also consults with the CEO with respect to the salaries for the other executives. The Committee reviews recommendations of management for the annual salary, benefits and incentives budget as part of the overall planning and budgeting process of the Corporation, and submits its recommendations to the Board of Directors of the Bank.

Chief Executive Officer Compensation

      The compensation paid to Gerard H. Brandi, the CEO of the Bank and the Corporation, consisted of his annual base salary, a cash bonus, awards of stock options and deferred compensation contributions. For 2002, the Committee considered the following factors (without any specific weighting of these measures) in determining the compensation to be paid to Mr. Brandi: the Corporation’s size and performance, including its profitability, efficiency and share price performance, Mr. Brandi’s performance and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Brandi’s annual salary was increased effective January 1, 2003, from $432,000 to $447,000. Additionally, Mr. Brandi was awarded a cash bonus of $7,500 in December 2002 and was granted 2,500 stock options in January 2003.

Incentive Programs

      Profit Sharing and Incentive Compensation Bonus Plan. All non-officer employees of the Bank are eligible to receive annual profit-sharing distributions based on the Corporation’s net income. All officers and senior executives (including the CEO) are eligible to receive incentive bonuses based upon the following factors (without any specific weighting of these measures): the Corporation’s net income, return on assets, earnings per share and other specific goals and objectives. Because some of the target goals and individual goals and objectives were met for 2002, bonuses were awarded during 2002 to the CEO and other officers of the Bank. There were no profit sharing distributions in 2002 because the criteria for making such distributions were not met in 2002. However, based on other factors, the Board of Directors decided to pay a special bonus to non-officer employees of the Bank.

      Stock Option Awards. The Corporation’s 1986 Stock Option Plan and Amended and Restated 1994 Stock Incentive Plan are intended as performance incentives for participants who contribute to the attainment of long-term strategic objectives of the Corporation. The Plans enable persons to whom options are granted to acquire or increase a proprietary interest in the success of the Corporation. The long-term strategic objectives of the Corporation are set forth in a five-year strategic plan which is revised annually. Because some of the Corporation’s strategic objectives were attained, stock options were awarded to the CEO, Directors and Bank officers.

      The Committee’s policy with respect to Section 162(m) of the Code is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate, while simultaneously providing the Corporation’s executives with appropriate rewards for their performance.

      This report has been furnished by Mathias B. Bedell, Robert S. Cummings and Nancy L. Pettinelli, the members of the Committee.

*  *  *  *  *

Compensation Committee Interlocks and Insider Participation

      In 2002, the Compensation and Option Committee of the Board of Directors was comprised of Messrs. Bedell (Chairman) and Cummings and Ms. Pettinelli, all of whom are non-employee Directors of the Corporation. The Corporation retained during 2002 and proposes to retain during 2003 the law firm of Nixon Peabody LLP. Mr. Cummings is senior counsel of Nixon Peabody LLP.

Director Compensation

      Members of the Board of Directors of the Corporation (excluding Executive Committee members and employees of the Corporation or the Bank) received $750 for each Board of Directors or committee meeting attended during 2002, and will receive $750 for each meeting during 2003. Members of the Executive Committee received $600 for each Board of Directors meeting attended during 2002, and will receive $600 for each meeting during 2003. In addition, members of the Executive Committee (excluding employees of the Bank) received during 2002, and will receive during 2003, an annual payment of $6,000, and such members of the Executive Committee received an additional $375 for each meeting attended of any committee of the Corporation during 2002, and will receive an additional $375 for each meeting attended during 2003. Directors of the Corporation and the Bank also are reimbursed for expenses incurred in connection with attendance at the meetings. During 2002, the chairmen of the various committees (other than the Executive Committee) received, and will receive in 2003, an additional $50 for each committee meeting over which they presided and the Secretary of the Corporation, who is also the Clerk of the Bank, received, and will receive in 2003, an annual payment of $1,000. In addition, during 2002, each non-employee director received options to purchase 500 shares of the Corporation’s Common Stock. Members of the Executive Committee received options to purchase an additional 250 shares of the Corporation’s Common Stock. Members of the Audit Committee will receive an additional annual payment of $1,000 in 2003.

Indebtedness of Management

      From time to time the Bank makes loans to Directors, executive officers or their affiliates. All of such loans are current and were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, in 2001, the Bank (together with a participant) renewed a loan made to Massachusetts Institute of Technology (“MIT”), which loan was paid off in 2002. The Bank’s portion of the loan was $15,000,000. Allan S. Bufferd, a Director of the Corporation, is the Treasurer of MIT.

Certain Business Relationships

      The Corporation retained during 2002 and proposes to retain during 2003 the law firm of Nixon Peabody LLP. Robert S. Cummings, a Director and Secretary of the Corporation, is senior counsel of Nixon Peabody LLP.

INDEPENDENT PUBLIC ACCOUNTANTS

      The firm of KPMG LLP served as the Corporation’s independent accountants for the year ended December 31, 2002 and is expected to serve as the Corporation’s independent accountants for 2003. A representative of KPMG LLP, the independent public accountants for the Corporation, expects to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so. The representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Corporation’s Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during 2002 each director, executive officer and 10% stockholder of the Corporation’s securities made timely filings of all reports required by Section 16 of the Exchange Act, with the following exceptions: Donald Washburn, Senior Vice President for Lending of the Corporation filed one Form 4 after the due date reporting the exercise of 2,625 options; Reginald Cormier, Senior Vice President, Treasurer and Chief Financial Officer of the Corporation filed one Form 4 after the due date reporting the exercise of 8,437 options; and Peter Carr, a Director of the Corporation, filed one Form 4 after the due date reporting the exercise of 7,500 options.

STOCKHOLDER PROPOSALS

      For a proposal of a stockholder to be included in the Board of Directors’ Proxy Statement for the Corporation’s 2004 Annual Meeting of Stockholders, it must be received at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867) on or before November 28, 2003. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement.

      In addition, the Corporation’s By-Laws also provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws of the Corporation to the Secretary of the Corporation at its principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with the By-Laws of the Corporation.

      Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.

CORPORATE GOVERNANCE

      On January 21, 2003, the Board of Directors amended the corporate governance guidelines adopted in 2000. The guidelines are included in Exhibit A to this proxy statement.

OTHER MATTERS

      The Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters shall properly come before the Annual Meeting.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

March 27, 2003

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

      The Board of Directors has adopted the Corporate Governance Guidelines set forth below for the management of the Corporation.

Duties of Directors

•	The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

•	Each director owes a fiduciary duty of loyalty to the Corporation.

•	Each director owes a fiduciary duty of care and diligence to the Corporation.

•	Each director, in discharging the director’s duties to the Corporation and in determining what the director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on all of the Corporation’s constituencies, including its employees, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

•	Each director should take into account the interests of all shareholders.

•	Carrying out the duties and fulfilling the responsibilities of a director require a significant commitment of an individual’s time and attention, and each director is expected to ensure that his or her other commitments, including service on boards of other companies, do not materially interfere with the Director’s responsibilities to the Corporation.

Director Qualifications and Board Structure

•	Not less than three-fourths of the directors shall be outside directors, i.e., persons not (i) currently employees of the Corporation, (ii) former executive officers of the Corporation, or (iii) professional advisors, consultants or counsel receiving material compensation for services to the Corporation.

•	A director may not be elected to a new term after reaching age 72.

•	The outside Directors of the Corporation shall also serve as the Nominating Committee

•	Depth and breadth of business and civic experience in leadership positions, (particularly in the markets served by the Corporation) other ties to the Corporation’s markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation’s By-Laws provide for shareholder nominations in accordance with specified procedures.

•	The Board has determined not to set a limit on the maximum time an individual may serve as director or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.

•	The Board will be divided into three approximately equal classes of staggered 3 year terms.

Committee Structure and Responsibilities

•	All Committee appointments shall be made by the Board. Outside directors normally serve on at least one Committee.

•	The Audit Committee, the Nominating Committee and the Compensation and Option Committee shall consist solely of outside directors. With the exception of the Risk Management and Asset/ Liability Committee, a majority of members of all other Committees shall be outside directors.

•	The Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law.

•	The Insurance Committee reviews and recommends all insurance policies of the Corporation and Bank regarding appropriate coverage of insurable risks at reasonable premium prices.

•	The Compensation and Option Committee recommends to the Board remuneration arrangements for executive officers and directors. The Compensation and Option Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation and Option Committee shall review the performance and salary of the Chief Executive Officer and senior executives annually. The Compensation and Option Committee shall also review the compensation of the outside directors annually.

•	The Audit Committee shall have a charter which will be reviewed annually by the Audit Committee. Pursuant to its charter, the Audit Committee shall, among other things, appoint and discharge the independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and establish audit fees. It shall also review the general audit plan, scope and results of the Corporation’s procedures for internal auditing, the independence and quality of service of the internal and external auditors, and the adequacy of the internal control structure and of the Corporation’s compliance program. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent Certified Public Accountants. It shall have authority to employ independent legal counsel and other experts.

•	The Risk Management and Asset/ Liability Committee shall have at least two outside Directors and have oversight responsibility for implementation of the enterprise risk management program of the Corporation. This program involves the identification of risks, risk measurement, guidelines for risk tolerance, development of risk controls and monitoring of risks. The risk elements generally include credit, market, liquidity, interest rate, operational, legal, reputational, fiduciary, compliance and environmental risk.

•	The Board shall be responsible for developing a succession plan for the CEO.

•	The Board and each committee shall have authority to employ independent legal counsel and other experts.

•	Inside directors shall not receive additional compensation for services as directors.

Committee and Board Functions

•	Financial results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

•	The Board or Executive Committee will annually review and approve the operating and capital plans (budgets).

•	Management will generally prepare each year an updated strategic plan for the Corporation, which shall be presented to the Executive Committee for its consultation, advice and approval.

•	The quarterly Report to Shareholders, SEC Form 10-K and 10-Q and FDIC Call Reports shall be reviewed by the Audit Committee.

•	The Audit and Compensation and Option Committees shall regularly report their activities to the full Board. All other committees to report their activities to the full board annually.

General Policies

•	The Board encourages active efforts to seek diversity among employees.

•	The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

•	The Board has adopted a code of ethics which includes a code of conduct and a comprehensive policy prohibiting trading on inside information.

•	Board members have complete access to executive officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers (other than senior executives) who have expertise and future potential.

•	The non-management directors will meet periodically in executive sessions without management. The non-management directors will select a lead director to preside at these meetings.

•	The Board believes that individual directors should not communicate on corporate issues with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

•	Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines which encompass legal requirements as they currently exist will be deemed to be modified as and to the extent such legal requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

PROXY

MASSBANK CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing and returning the proxy card on the reverse side, you will be appointing GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies with power of substitution to vote on your behalf at the Annual Meeting of Stockholders of MASSBANK Corp. (the “Annual Meeting”) to be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts, on Tuesday, April 22, 2003 at 10:00 a.m., and at any adjournments or postponements thereof, thereby granting full power and authority to act on your behalf at the Annual Meeting, and at any adjournments or postponements thereof. In their discretion, the Proxies shall be authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

(CONTINUED AND TO BE SIGNED ON THE RESERVE SIDE)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

MASSBANK CORP.

TUESDAY, APRIL 22, 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible

COMPANY NUMBER

ACCOUNT NUMBER

NUMBER OF SHARES

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   Election or Directors:

[   ] FOR ALL NOMINEES

[   ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[   ] FOR ALL EXCEPT (SEE INSTRUCTION BELOW)

NOMINEES
[   ] Allan S. Bufferd
[   ] Kathleen M. Camilli
[   ] Nancy L. Pettinelli
[   ] Dr. Donald B. Stackhouse

INSTRUCTION:	TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK “FOR ALL EXCEPT” AND FILL IN THE CIRCLE NEXT TO EACH NOMINEE YOU WISH TO WITHHOLD, AS SHOWN HERE: [X]

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

The undersigned hereby appoints GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies for the Annual Meeting with the powers set forth in this proxy card and the introduction to this proxy card. When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees listed in this proxy. This proxy is being solicited by the Board of Directors of MASSBANK Corp.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 2002.

Your vote for the election of directors may be indicated on the left. To vote your shares for all director nominees, mark the “FOR ALL NOMINEES” box. To withhold voting for all nominees, mark the “WITHHOLD AUTHORITY FOR ALL NOMINEES” box. To withhold voting for a particular nominee, mark the “FOR ALL EXCEPT” box and follow instruction at left. If no direction is given, the proxy will be voted FOR the nominees listed in the proxy, so that a stockholder wishing to vote in accordance with the recommendations of the Board of Directors need and only sign and date the proxy and return it in the enclosed envelope.

Please check here if you plan to attend the meeting. [   ]

Signature of Stockholder __________________________	Date: __________________________

Signature of Stockholder __________________________	Date: __________________________

     Note: This proxy should be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.